UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)       December 23, 2004
                                                       ------------------

                         Presidential Realty Corporation
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             (Exact name of registrant as specified in its charter)


      DELAWARE                     1-8594                     13-1954619
      --------                     -------                    -----------

  (State or other
   jurisdiction of            (Commission File Number)      (I.R.S. Employer
   incorporation)                                             Identification
                                                                  Number)

 180 South Broadway, White Plains, New York                       10605
 ------------------------------------------                       ------
  (Address of principal executive offices)                       (Zip Code)

Registrant's telephone number, including area code            (914) 948-1300
                                                              --------------



                      No change since last Report
    -------------------------------------------------------------
    (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17CFR230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the
    Exchange Act(17CFR240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
    Exchange Act(17CFR240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement and
ITEM 2.01 Completion of Acquisition or Disposition of Assets.

On December 23, 2004 Presidential Realty Corporation ("Presidential" or the "Company") made a $7,500,000 mezzanine loan (the "Loan") to an affiliate of The Lightstone Group ("Lightstone"). The Loan is secured by the ownership interests in the entities owning the Brazos Mall, an enclosed single story regional mall located in Lake Jackson, Texas with 697,678 square feet of rentable area, and the Shawnee Mall, an enclosed single story regional mall located in Shawnee, Oklahoma with 445,657 square feet of rentable area (the "Properties"). The Loan has a term of 10 years, bears interest at the rate of 11% per annum and is prepayable (along with a 3% exit fee) upon repayment of the first mortgage covering the Properties or certain changes of control of Presidential.

The borrower is not personally liable for repayment of the Loan except for losses resulting from certain enumerated fraudulent acts. In connection with the Loan, Presidential obtained a 29% economic interest in the companies owning the Properties.

The Properties are subject to a first mortgage loan from Wachovia Bank, National Association in the original principal amount of $39,500,000. The Wachovia loan is due on January 9, 2007, but may be extended at the borrowers' option for three additional one-year periods. The Wachovia note bears interest at a fluctuating rate equal to 280 basis points over the 30-day LIBOR rate, which interest rate is currently 5.16%. In connection with the transaction, the borrower was required to purchase an interest rate cap so that the interest rate cannot exceed 8.8% per annum. The Wachovia note is not prepayable.

Over the past five years, Presidential has made six other loans in the aggregate outstanding principal amount of approximately $19,913,000 to entities that are controlled by David Lichtenstein, the principal of Lightstone, including $10,038,410 made in September of 2004 relating to five other regional shopping mall properties. In connection with the most recent loan, Lightstone repaid $3,000,000 of principal amount of an existing loan secured by certain apartment properties. All of the loans outstanding from Lightstone are in good standing as of the date hereof.

ITEM 9.01         Financial Statements and Exhibits

(a) Financial Statements of business acquired. If financial statements are required by Item 9.01 and applicable regulations with respect to the transaction described in Item 2.01, they will be filed by an Amendment to this Form 8-K no later than March 10, 2005.

(c) Exhibits. Company's Press Release dated December 27, 2004 .




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:  December 28, 2004                    PRESIDENTIAL REALTY CORPORATION



                                            By:/s/ Jeffrey F. Joseph
                                               ---------------------
                                                   Jeffrey F. Joseph
                                                   President